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                                                                      EXHIBIT 99

[CMS ENERGY LOGO]                                               NEWS RELEASE
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      A Leading Integrated Energy Company


                      CMS ENERGY BOARD ANNOUNCES COMPLETION
            OF SPECIAL COMMITTEE'S ROUND-TRIP TRADING INVESTIGATION;
                 COMPANY ANNOUNCES PRICE INDEX REPORTING REVIEW

               DEARBORN, Mich., Nov. 4, 2002 - CMS Energy (NYSE: CMS) announced today the completion of the work of a Board of Directors special committee established to investigate round-trip trading at CMS Marketing, Services and Trading. The special committee reported its findings and recommendations to the Board of Directors on Thursday and the board approved the recommendations of the committee and its independent outside counsel.

               The facts previously reported by the Company about round-trip trading at the Houston-based subsidiary are essentially consistent with the findings of the special committee. The special committee also concluded, based on an extensive investigation, that the round-trip trades were undertaken to raise CMS Marketing, Services and Trading's profile as an energy marketer with the goal of enhancing its ability to market its services. The committee found no apparent effort to manipulate the price of CMS Energy stock or affect energy prices.

               CMS Energy noted that the Securities and Exchange Commission, U.S. Department of Justice, the Commodity Futures Trading Commission, and the Federal Energy Regulatory Commission are investigating round-trip trading. CMS Energy said it would continue to cooperate with these investigations.

               Ken Whipple, chairman and chief executive officer of CMS Energy, said: "Round-trip trading by CMS Marketing, Services and Trading was an ill-considered, inappropriate marketing practice that is unacceptable. We have already taken a number of steps recommended by the special committee to prevent any reoccurrence of this practice, including the termination of speculative trading and revisions to CMS Energy's risk management policy. CMS Energy will rapidly implement the remaining recommendations of the special committee."


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               The special committee recommendations adopted by the Board include:

               - Further amending Company policy to clarify the ban on prearranged round-trip trading.

               - Conducting internal audits of CMS Marketing, Services and Trading more frequently and expanding its accounting staff.

               - Appointing a CMS Corporate Compliance Officer to ensure compliance with all applicable laws and regulations and act as an interface for employees who have concerns about conduct that may be unethical or illegal.

               - Expanding the responsibilities of the Chief Risk Officer to assess not only financial risk, but also legal and business risk.

               - Requiring ethics training for all CMS Energy supervisory personnel.

               - Amending the CMS Energy Code of Conduct to provide a clearer mechanism to report concerns about behavior that may be unethical or illegal.

               - Prohibiting former Arthur Andersen auditors who served on CMS Energy's account from future involvement in CMS Energy audits.

               - Directing management to evaluate further personnel disciplinary actions.

               - Improving communication among CMS Energy's business units and its legal department.

               The Board also announced that it is taking steps to add two new members to enhance its experience and expertise. CMS Energy already has made major changes in its top management. Whipple became chairman and CEO of CMS Energy after the round-trip trading was disclosed in May. S. Kinnie Smith Jr. joined the Company as vice chairman and general counsel in June, and Thomas Webb joined the Company as chief financial officer in August.


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               In addition, the Company announced that it is pursuing strategic alternatives for CMS Marketing, Services and Trading. Those alternatives include a complete exit from wholesale gas and power trading.

               Separately, the Company also said it is conducting an internal review of the natural gas trade information provided by two subsidiaries - CMS Marketing, Services and Trading and the Tulsa, Okla.-based CMS Field Services - to energy industry publications that compile and report index prices. A preliminary analysis indicates that some employees provided inaccurate information in the voluntary reports. The Company will take appropriate personnel disciplinary actions. It also said that it had stopped providing the information to the publications.

               CMS Energy began its review after other energy companies reported similar activities. CMS Energy has notified the appropriate regulatory and governmental agencies of this review.

               CMS Energy Corporation is an integrated energy company, which has as its primary business operations an electric and natural gas utility, natural gas pipeline systems, independent power generation, and energy marketing, services and trading.

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For more information on CMS Energy, please visit our web site at:
www.cmsenergy.com.

Media Contacts: Jeff Holyfield, 313/436-9253, or Dan Bishop, 517/788-2395.

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

This news release contains "forward looking statements" within the meaning of the safe harbor provisions of the federal securities laws. They should be read in conjunction with the "Forward Looking Statements Cautionary Factors" in CMS Energy's Form 10-K, Item 1, that discusses important factors that could cause CMS Energy's results to differ materially from those anticipated in such statements.